Exhibit 5



                        November 8, 1994


Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

     Re:  Registration Statement on Form S-3

Gentlemen:

     We refer to the proposed sale of 103,632 shares of Common Stock, par value $1.00 per share (the "Stock"), of Hughes Supply, Inc. (the "Company") whereby the Stock will be offered for the account of certain shareholders. We have examined the Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We have also examined copies of your Articles of Incorporation, including all amendments to the date hereof, and all other corporate records and documents deemed necessary to render this opinion.

     Based on the foregoing, it is our opinion that the shares of the Stock being offered for the account of the selling shareholders are presently legally issued and outstanding, fully paid and nonassessable shares of Common Stock of the Company and when the Registration Statement shall have become effective and the sale of all or a part of the Stock shall have been duly completed as contemplated in the Prospectus forming a part of the Registration Statement, the shares of the Stock so sold, will upon the execution and delivery of the proper certificates therefor, be legally issued and outstanding, fully paid and nonassessable shares of Common Stock of the Company.

Hughes Supply, Inc.
November 8, 1994
Page Two


     We hereby consent (i) to be named in the Registration
Statement and in the Prospectus, which constitutes a part thereof, as the attorneys who will pass on the legal matters in connection with the proposed sale of the Stock by the selling stockholders, and (ii) to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   MAGUIRE, VOORHIS & WELLS, P.A.



                                   By: s/Robert N. Blackford
                                       Robert N. Blackford




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